EXHIBIT 16

                         CALCULATION OF PERFORMANCE DATA







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                        COMPUTATION OF PERFORMANCE DATA





     FAM Value Fund                          FAM Equity Income Fund
------------------------                -------------------------------

                                             Total Return for Period From
Total Return for One Year                    April 1, 1996 (inception) to
ended December 31, 1996                           December 31, 1996
--------------------------                   ----------------------------

    P(1+T)N = ERV                                  P(1+T)N = ERV

1,000 (1+T)1   = $1,112.14                     1,000 (1+T)1 = $1,119.50
       (1+T)   =    1.1121                           (1+T)  =    1.1195
          T    =    0.1121                              T   =    0.1195
          T    =      11.2%                             T   =     11.9%


Total Return for Five Years                  Yield Quotation based on a
ended December 31, 1996                        one month period ended
-------------------------                        December 31, 1996
                                             --------------------------
1,000 (1+T)5   = $1,783.43                    Yield         = 2[(a-b+1)6-1]
     (1+T)5    =   1.78343                                      ---
     (1+T)     =   1.12267                                      cd
        T      =   0.12267                    a-b           =         5,872
        T      =     12.3%                    cd            =     2,503,280
                                              (a-b+1)6      =       1.01418
                                               ---
Total Return for Ten Years                     cd
ended December 31, 1996
-------------------------                    2[(a-b+1)6-1]   =       0.02836
                                               ---
1,000(1+T)10   = $3,362.60                     cd
     (1+T)10   =    3.3626
     (1+T)     =    1.1289                    Yield         =          2.84%
        T      =    0.1289
        T      =     12.9%

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